HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	Kevin C. Hake	Jeffrey T. O’Keefe
	Senior Vice President, Finance and Treasurer	Director of Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2007 FIRST QUARTER RESULTS

AND UPDATES 2007 PROJECTIONS

Highlights for the Quarter Ended January 31, 2007

•

Prior to the effect of charges related to the Company’s Fort Myers-Cape Coral operations, pretax earnings for the first quarter were $26.7 million, equivalent to $0.20 of net earnings per fully diluted common share, exceeding earlier guidance of $0.05 to $0.10 per fully diluted common share.

•

During the first quarter, the Company incurred $93 million of pretax charges related to the Company’s Fort Myers-Cape Coral operations, due to a continued decline in sales pace and general market conditions, as well as increasing cancellation rates, during the quarter.

•

After these charges, the Company reported a net loss of $57.3 million for the first quarter of fiscal 2007, or $0.91 per fully diluted common share, compared with earnings of $81.4 million, or $1.25 per fully diluted common share, in last year’s first quarter.

•

For the full fiscal year, prior to the effect of the charges related to the Fort Myers-Cape Coral operations, the Company now expects earnings between $1.10 and $1.50 per fully diluted common share on 16,000 to 17,200 home deliveries, including 1,000 to 1,400 deliveries from unconsolidated joint ventures. After these charges, the company expects earnings in the range of $0.00 to $0.40 per fully diluted common share.

•

Total revenues decreased 8.8% to $1.2 billion in the first quarter of fiscal 2007. Excluding unconsolidated joint ventures, the Company delivered 3,266 homes with an aggregate sales value of $1.1 billion in the first quarter, down 15.1% compared to deliveries of 3,845 homes with an aggregate sales value of $1.2 billion in the first quarter of fiscal 2006. During the first quarter of fiscal 2007, the Company delivered 289 homes in unconsolidated joint ventures, compared with 585 homes in the first quarter of fiscal 2006.

•

The number of net contracts for the first quarter of fiscal 2007, excluding unconsolidated joint ventures, declined 23.3% to 2,570 contracts. The dollar value of net contracts for the first quarter of fiscal 2007, excluding unconsolidated joint ventures, decreased 21.6% to $0.9 billion, compared to $1.2 billion in last year’s first quarter. Excluding the Fort Myers-Cape Coral operations, consolidated net contracts in the first quarter for the Company were down 2.3% when compared to last year’s first quarter.

•

Contract backlog as of January 31, 2007, excluding unconsolidated joint ventures, was 7,800 homes with a sales value of $2.7 billion, compared to a contract backlog of 12,096 homes with a $4.0 billion sales value at the end of the first quarter of fiscal 2006.

•	The Company’s ratio of net recourse debt to capital at the end of the first quarter was 54.8%.

RED BANK, NJ, March 8, 2007 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported pretax earnings for the first quarter of $26.7 million, equivalent to $0.20 of net earnings per fully diluted common share, prior to the effect of charges related to the Company’s Fort Myers-Cape Coral operations. Net of these charges, the Company reported a net loss of $57.3 million, after tax, or $0.91 per fully diluted common share.

Homebuilding gross margin, before interest expense included in cost of sales, was 18.0% for the first quarter of fiscal 2007, a 760 basis point decline from 25.6% in the prior year’s first quarter. Total SG&A expense was 13.3% in the first quarter of fiscal 2007, compared with 12.8% in the first three months of 2006. The Company’s pretax income from Financial Services in the first quarter of fiscal 2007 rose 47.9% over the same period in 2006, to $8.5 million.

The number of active selling communities on January 31, 2007, excluding unconsolidated joint ventures, was 436, an increase of 17.5% compared with 371 at the end of the same period last year. The Company’s contract cancellation rate, excluding unconsolidated joint ventures, for the first quarter of fiscal 2007 was 36%, close to the cancellation rate of 35% experienced in the fourth quarter of fiscal 2006. Excluding the results from the Company’s Fort Myers-Cape Coral operations, the contract cancellation rate was 29% for the first quarter of 2007.

For the month of February 2007, the first month of the Company’s second fiscal quarter, the dollar value and number of net contracts excluding unconsolidated joint ventures increased 4.3% and 2.6%, respectively, from February 2006. This marks the first positive monthly comparison since the market slowdown began.

Comments From Management

“Our contract pace in the first quarter held steady in most of our markets with the pace we achieved in the fourth quarter of last year, as adjusted for normal seasonal factors,” commented Ara K. Hovnanian, President and Chief Executive Officer of the Company. “However, we lowered prices in some of our community locations in the beginning of the first quarter through additional incentives and discounts in order to maintain the pace of sales that we were targeting for those locations. Pricing has generally stabilized since that time. In addition, conditions in our Fort Myers-Cape Coral market continued to deteriorate considerably during our first quarter, which led to further impairments in the first quarter and contributed to lower expectations for deliveries, gross margin and earnings for the full year,” Mr. Hovnanian stated.

“Our first quarter is always the slowest seasonal period for new contracts, so it is difficult to get a good feel for the strength of the market and what absorption rate to project for the rest of the year in each of our communities. Most of our markets have begun to show signs of stabilization, but we are not yet confident that we have found the bottom of this housing slowdown,” Mr. Hovnanian said.

“Assuming that our sales pace and pricing in each of our communities remain at current levels, we are projecting fiscal 2007 earnings, prior to the effect of the charges from our Fort Myers-Cape Coral operations, between $1.10 and $1.50 per fully diluted common share on 16,000 to 17,200 home deliveries, including 1,000 to 1,400 deliveries from unconsolidated joint ventures. For the second quarter of fiscal 2007, we are anticipating a net loss between $0.05 and $0.20 per fully diluted common share. Our fiscal 2007 earnings will thus be significantly weighted to the fourth quarter,” Mr. Hovnanian said.

“We are being extremely cautious in underwriting new land opportunities, and we continue to find it challenging to identify new land deals that meet our hurdle rate because land sellers have not lowered their expectations to match today’s economic realities,” said J. Larry Sorsby, Executive Vice President and Chief Financial Officer. “Our controlled land position continued to shrink during the January quarter as we delivered more homes than the number of lots we replaced through new option contracts and land acquisitions.” As of January 31, 2007, the Company had 57,331 lots held under option contracts and controlled a total of 91,158 lots, a 24.2% decline from the end of the first quarter of fiscal 2006.

“Although our total lots controlled declined 3.7% in the first quarter, the number of open communities increased. Together with the normal seasonal construction of homes in backlog, this led to an increase of about 2% in the total book value of inventories during the three month period. For the full year we expect a modest increase in our investment in inventories, with positive cash flow from operations in the fourth quarter,” said Mr. Sorsby. “At year end, we anticipate that our number of active selling communities will be approximately 465, compared to 427 at the end of fiscal 2006,” Mr. Sorsby concluded.

In Closing

“Once the housing market bottoms out, we are not expecting a rapid recovery. Instead we expect sales to hold at a steady pace for several quarters. In the current environment, our contract pace is difficult to predict and it will likely vary based on individual market and community characteristics,” said Mr. Hovnanian. “Although conditions in the housing market remain challenging, we have been through many downturns in the housing industry during almost five decades of homebuilding, and we are confident we will emerge from the current slowdown with a solid financial footing and positioned to capitalize on strategic opportunities,” Mr. Hovnanian concluded.

Hovnanian Enterprises will webcast its first quarter earnings conference call at 11:00 a.m. E.T. on Friday, March 9, 2007, hosted by Ara K. Hovnanian, President and Chief Executive Officer of the Company. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Web site at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Web site at http://www.khov.com. The archive will be available for 12 months.

The Company’s summary projection for the fiscal year ending October 31, 2007 is available on the “Company Projections” section of the “Investor Relations” section of the Company’s website at http://www.khov.com.

About Hovnanian Enterprises

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, Chairman, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian Homes, Matzel & Mumford, Forecast Homes, Parkside Homes, Brighton Homes, Parkwood Builders, Windward Homes, Cambridge Homes, Town & Country Homes, Oster Homes, First Home Builders of Florida and CraftBuilt Homes. As the developer of K. Hovnanian’s Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2006 annual report, can be accessed through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian’s investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

Hovnanian Enterprises, Inc. is a member of the Public Home Builders Council of America (“PHBCA”) (http://www.phbca.org), a nonprofit group devoted to improving understanding of the business practices of America's largest publicly-traded home building companies, the competitive advantages they bring to the home building market, and their commitment to creating value for their home buyers and stockholders. The PHBCA's 14 member companies build one out of every five homes in the United States.

Non-GAAP Financial Measures:

Consolidated earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs (“Adjusted EBITDA”) are not generally accepted accounting principle (GAAP) financial measures. The most directly comparable GAAP financial measure is net income. The reconciliation of EBITDA and Adjusted EBITDA to net income is presented in a table attached to this earnings release.

Note: All statements in this Press Release that are not historical facts should be considered as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and business conditions, (2) adverse weather conditions and natural disasters, (3) changes in market conditions, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) geopolitical risks, terrorist acts and other acts of war and (13) other factors described in detail in the Company's Form 10-K for the year ended October 31, 2006.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
January 31, 2007
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share)
	Three Months Ended,
	January 31,
	2007	2006
	(Unaudited)
Total Revenues	$ 1,165,801	$ 1,277,992

Costs and Expenses(a)	1,234,395	1,150,341

Income from Unconsolidated Joint Ventures	1,965	7,575

(Loss) Income Before Income Taxes	(66,629)	135,226

Income Tax (Benefit) Provision	(12,021)	51,130
Net (Loss) Income	(54,608)	84,096

Less: Preferred Stock Dividends	2,669	2,669

Net (Loss) Income Available to Common Stockholders	$ (57,277)	$ 81,427

Per Share Data:
Basic:
(Loss) Income per common share	$ (0.91)	$ 1.30
Weighted Average Number of
Common Shares Outstanding	62,904	62,810

Assuming Dilution:
(Loss) Income per common share	$ (0.91)	$ 1.25
Weighted Average Number of
Common Shares Outstanding	62,904	65,403

(a) Includes inventory impairment loss and land option write offs.

Hovnanian Enterprises, Inc.
January 31, 2007
Gross Margin
(Dollars in Thousands)
	Homebuilding Gross Margin
	Three Months Ended
	January 31,
	2007		2006
		(Unaudited)
Sale of Homes	$1,135,916		$1,246,197
Cost of Sales, excluding interest (a)	931,483		926,822
Homebuilding Gross Margin, excluding interest	204,433		319,375
Homebuilding Cost of Sales interest	26,816		16,111
Homebuilding Gross Margin, including interest	$177,617		$303,264

Gross Margin Percentage, excluding interest	18.0%		25.6%
Gross Margin Percentage, including interest	15.6%		24.3%

	Land Sales Gross Margin
	Three Months Ended
	January 31,
	2007		2006
		(Unaudited)
Land Sales	$3,599		$10,555
Cost of Sales, excluding interest (a)	2,492		7,865
Land Sales Gross Margin, excluding interest	1,107		2,690
Land Sales interest	56		458
Land Sales Gross Margin, including interest	$1,051		$2,232

(a) Does not include cost associated with walking away from land options which are recorded as inventory impairment losses in the statements of consolidated operations.

Hovnanian Enterprises, Inc.
January 31, 2007
Reconciliation of Adjusted EBITDA to Net (Loss) Income
(Dollars in Thousands)
	Three Months Ended
	January 31,
	2007	2006
	(Unaudited)
Net (Loss) Income	$ (54,608)	$ 84,096
Income Tax (Benefit) Provision	(12,021)	51,130
Interest expense	28,092	17,389
EBIT [1]	(38,537)	152,615
Depreciation	4,384	3,086
Amortization of Debt Costs	700	436
Amortization of Intangibles	61,556	11,669
EBITDA[2]	28,103	167,806
Inventory Impairment Loss and Land Option Write-offs	41,474	3,109
Adjusted EBITDA[3]	$ 69,577	$ 170,915

INTEREST INCURRED	$ 45,297	$ 30,804

ADJUSTED EBITDA TO
INTEREST INCURRED	1.54	5.55

(1) EBIT is a non-GAAP financial measure. The comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.
(2) EBITDA is a non-GAAP financial measure. The comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The comparable GAAP financial measure is net income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and inventory impairment loss and land option write-offs.

Hovnanian Enterprises, Inc.
January 31, 2007
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)
	Three Months Ended
	January 31,
	2007	2006
	(Unaudited)
Interest Capitalized at Beginning of Period	$ 102,849	$ 48,366
Plus Interest Incurred	45,297	30,804
Less Interest Expensed	28,092	17,389
Interest Capitalized at End of Period	$ 120,054	$ 61,781

Hovnanian Enterprises, Inc.
January 31, 2007
Summary Financial Projection
(Dollars in Millions, except per share or where noted)
(Unaudited)
				Trailing
				12 Months	Projection
	Fiscal Year	Fiscal Year	Fiscal Year	Fiscal Year	Fiscal Year
	10/31/2004	10/31/2005 (1)	10/31/2006 (1)	1/31/2007 (1)	10/31/2007* (1)

Total Revenues ($ Billion)	$4.15	$5.35	$6.15	$6.04	$5.1 - $5.6
Income Before Income Taxes	$549.8	$780.6	$233.1	$31.3	$27 - $92
Pre-tax Margin	13.2%	14.6%	3.8%	0.5%	0.5% - 1.8%
Net Income Available to Common Stockholders	$348.7	$469.1	$138.9	$0.2	$0 - $26
Earnings Per Common Share (fully diluted)	$5.35	$7.16	$2.14	$0.00	$0.00 - $0.40

* Fiscal 2007 Projection is based on one quarter of actual data and three quarters of projected results.
(1) Net Income less preferred dividends paid.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands Except Share Amounts)

	January 31, 2007	October 31, 2006
ASSETS
	(unaudited)
Homebuilding:
Cash and cash equivalents	$1,005	$43,635

Restricted cash	7,993	9,479

Inventories - at the lower of cost or fair value:
Sold and unsold homes and lots under development	3,316,833	3,297,766

Land and land options held for future
development or sale	379,843	362,760

Consolidated inventory not owned:
Specific performance options	15,068	20,340
Variable interest entities	200,911	208,167
Other options	221,038	181,808

Total consolidated inventory not owned	437,017	410,315

Total inventories	4,133,693	4,070,841

Investments in and advances to unconsolidated
joint ventures	206,180	212,581

Receivables, deposits, and notes	86,398	94,750

Property, plant, and equipment – net	109,176	110,704

Prepaid expenses and other assets	182,329	175,603

Goodwill	32,658	32,658

Definite life intangibles	78,427	165,053

Total homebuilding	4,837,859	4,915,304

Financial services:
Cash and cash equivalents	8,313	10,688
Restricted cash	8,550	1,585
Mortgage loans held for sale	166,409	281,958
Other assets	5,538	10,686

Total financial services	188,810	304,917

Income taxes receivable – including deferred
tax benefits	274,179	259,814

Total assets	$5,300,848	$5,480,035

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands Except Share Amounts)
	January 31, 2007	October 31, 2006
LIABILITIES AND STOCKHOLDERS’ EQUITY	(unaudited)

Homebuilding:
Nonrecourse land mortgages	$35,732	$26,088
Accounts payable and other liabilities	413,669	582,393
Customers’ deposits	142,528	184,943
Nonrecourse mortgages secured by operating
properties	23,514	23,684
Liabilities from inventory not owned	214,546	205,067

Total homebuilding	829,989	1,022,175

Financial services:
Accounts payable and other liabilities	16,090	12,158
Mortgage warehouse line of credit	153,408	270,171

Total financial services	169,498	282,329

Notes payable:
Revolving credit agreement	225,700
Senior notes	1,650,053	1,649,778
Senior subordinated notes	400,000	400,000
Accrued interest	27,382	51,105

Total notes payable	2,303,135	2,100,883

Total liabilities	3,302,622	3,405,387

Minority interest from inventory not owned	116,772	130,221

Minority interest from consolidated joint ventures	1,633	2,264

Stockholders’ equity:
Preferred stock, $.01 par value-authorized 100,000
shares; issued 5,600 shares at January 31,
2007 and at October 31, 2006 with a
liquidation preference of $140,000	135,299	135,299
Common stock, Class A, $.01 par value-authorized
200,000,000 shares; issued 58,872,396 shares at
January 31, 2007 and 58,653,723 shares at
October 31, 2006 (including 11,694,720 shares
at January 31, 2007 and 11,494,720 shares at
October 31, 2006 held in Treasury)	589	587
Common stock, Class B, $.01 par value (convertible
to Class A at time of sale) authorized
30,000,000 shares; issued 15,343,272 shares at
January 31, 2007 and 15,343,410 shares at
October 31, 2006 (including 691,748 shares at
January 31, 2007 and October 31, 2006 held in
Treasury)	153	153
Paid in capital – common stock	254,504	253,262
Retained earnings	1,604,533	1,661,810
Treasury stock - at cost	(115,257)	(108,948)

Total stockholders’ equity	1,879,821	1,942,163

Total liabilities and stockholders’ equity	$5,300,848	$5,480,035

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In Thousands Except Per Share Data) (Unaudited)
Three Months Ended January 31,
2007		2006
Revenues:
Homebuilding:
Sale of homes	$1,135,916	$1,246,197
Land sales and other revenues	8,337	12,533

Total homebuilding	1,144,253	1,258,730
Financial services	21,548	19,262

Total revenues	1,165,801	1,277,992

Expenses:
Homebuilding:
Cost of sales, excluding interest	933,975	934,687
Cost of sales interest	26,872	16,569
Inventory impairment loss and land option write-offs	41,474	3,109

Total cost of sales	1,002,321	954,365

Selling, general and administrative	132,142	135,234

Total homebuilding	1,134,463	1,089,599

Financial services	13,070	13,530

Corporate general and administrative	22,633	27,722

Other interest	1,220	820

Other operations	1,453	7,001

Intangible amortization	61,556	11,669

Total expenses	1,234,395	1,150,341

Income from unconsolidated joint
ventures	1,965	7,575

(Loss) income before income taxes	(66,629)	135,226

State and federal income tax (benefit) provision:
State	(2,346)	4,874
Federal	(9,675)	46,256

Total taxes	(12,021)	51,130

Net (loss) income	(54,608)	84,096
Less: preferred stock dividends	2,669	2,669

Net (loss) income available to common
stockholders	$(57,277)	$81,427
Per share data:
Basic:
(Loss) income per common share	$(0.91)	$1.30
Weighted average number of common
shares outstanding	62,904	62,810
Assuming dilution:
(Loss) income per common share	$(0.91)	$1.25
Weighted average number of common
shares outstanding	62,904	65,403

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)					Communities Under Development
					Three Months - 1/31/2007

		Net Contracts (1)			Deliveries
		Three Months Ended			Three Months Ended			Contract Backlog
		January 31,			January 31,			January 31,
		2007	2006	% Change	2007	2006	% Change	2007	2006	% Change
Northeast
	Homes	386	460	(16.1%)	460	442	4.1%	1,144	1,601	(28.5%)
	Dollars	175,048	195,021	(10.2%)	213,286	196,299	8.7%	564,067	710,217	(20.6%)
	Avg. Price	453,492	423,959	7.0%	463,665	444,115	4.4%	493,065	443,608	11.1%
Mid-Atlantic
	Homes	431	352	22.4%	470	379	24.0%	1,095	1,354	(19.1%)
	Dollars	192,639	187,374	2.8%	222,688	197,878	12.5%	534,211	702,516	(24.0%)
	Avg. Price	446,957	532,313	(16.0%)	473,804	522,106	(9.3%)	487,864	518,845	(6.0%)
Southeast (2)
	Homes	144	1,015	(85.8%)	814	1,148	(29.1%)	3,143	5,864	(46.4%)
	Dollars	40,021	314,027	(87.3%)	217,725	269,778	(19.3%)	895,371	1,539,586	(41.8%)
	Avg. Price	277,922	309,386	(10.2%)	267,475	234,998	13.8%	284,878	262,549	8.5%
Southwest
	Homes	731	801	(8.7%)	787	872	(9.7%)	943	1,225	(23.0%)
	Dollars	166,202	170,704	(2.6%)	176,170	183,259	(3.9%)	219,183	276,116	(20.6%)
	Avg. Price	227,362	213,114	6.7%	223,850	210,159	6.5%	232,431	225,401	3.1%
Midwest
	Homes	254	148	71.6%	196	170	15.3%	726	559	29.9%
	Dollars	55,945	29,380	90.4%	38,579	29,203	32.1%	137,355	93,281	47.2%
	Avg. Price	220,258	198,514	11.0%	196,832	171,782	14.6%	189,195	166,871	13.4%
West
	Homes	624	574	8.7%	539	834	(35.4%)	749	1,493	(49.8%)
	Dollars	274,853	257,151	6.9%	267,468	369,780	(27.7%)	338,617	686,500	(50.7%)
	Avg. Price	440,469	447,998	(1.7%)	496,230	443,381	11.9%	452,092	459,812	(1.7%)
Consolidated Total
	Homes	2,570	3,350	(23.3%)	3,266	3,845	(15.1%)	7,800	12,096	(35.5%)
	Dollars	904,708	1,153,657	(21.6%)	1,135,916	1,246,197	(8.8%)	2,688,804	4,008,216	(32.9%)
	Avg. Price	352,026	344,375	2.2%	347,800	324,108	7.3%	344,718	331,367	4.0%
Unconsolidated Joint Ventures
	Homes	43	274	(84.3%)	289	585	(50.6%)	884	2,029	(56.4%)
	Dollars	(2,170)	108,572	(102.0%)	108,496	214,612	(49.4%)	410,104	924,762	(55.7%)
	Avg. Price	n/a	396,248	n/a	375,417	366,858	2.3%	463,918	455,772	1.8%
Total
	Homes	2,613	3,624	(27.9%)	3,555	4,430	(19.8%)	8,684	14,125	(38.5%)
	Dollars	902,538	1,262,229	(28.5%)	1,244,412	1,460,809	(14.8%)	3,098,908	4,932,978	(37.2%)
	Avg. Price	345,403	348,297	(0.8%)	350,045	329,754	6.2%	356,853	349,237	2.2%
DELIVERIES INCLUDE EXTRAS

Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.
(2) The number and the dollar amount of net contracts in the Southeast in the 2007 first quarter include the effect of CraftBuilt Homes acquisition, which closed in April 2006.

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